Exhibit 99.1

Cuentas Deemed Compliant With All NASDAQ Continued Listing Requirements

Company Regains Compliance with NASDAQ Minimum Bid Requirement

MIAMI, FL / ACCESSWIRE / April 18, 2023 / Cuentas, Inc. (NASDAQ:CUEN)(NASDAQ:CUENW) (“Cuentas” or the “Company”), an innovative, leading technology company, today announced that the Company has received formal notification from the NASDAQ Hearings Panel (the “Panel”) that the Company has evidenced full compliance with the minimum bid price requirement and all other applicable criteria for continued listing on The NASDAQ Stock Market, that all compliance matters have been resolved, and that the Panel has closed the Company’s compliance file.

To evidence compliance with the minimum bid requirement, the Company needed to evidence a closing bid price of at least $1.00 per share for a minimum of ten, but generally not more than 20, consecutive business days. The Panel has determined to continue the listing of the Company’s securities on The NASDAQ Stock Market and the Company has no further deficiencies.

About Cuentas

Cuentas, Inc. (Nasdaq: CUEN & CUENW) is an innovative, leading technology company that integrates FinTech (Financial Technology), e-finance and e-commerce services with proprietary technology to deliver digital financial services to the unbanked, under-banked and underserved Hispanic, Latino and immigrant populations including mobile and financial services, prepaid debit card, ACH and mobile deposits, cash remittance, peer to peer money transferring, and other services. Cuentas secured a 10 year supply agreement for a patented, sustainable building system that will provide the bridge between its technology solutions and the affordable housing market. The Cuentas General Purpose Reloadable (GPR) Card includes a digital wallet, discounts for purchases at major physical and online retailers, rewards, and the ability to purchase digital content. For more information, visit https://cuentas.com.

Forward-Looking Statements

This news release contains “forward-looking statements,” as that term is defined in section 27a of the United States Securities Act of 1933, as amended, and section 21e of the United States Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Except for the historical information presented herein, matters discussed in this news release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words as “believe,” “plan,” or “expect” or similar statements are forward-looking statements.

Investor Relations

Cuentas, Inc.
800-611-3622
info@cuentas.com
SOURCE: Cuentas, Inc.